SHARE PLEDGE AGREEMENT

THIS SHARE PLEDGE AGREEMENT (hereinafter referred to as the “Agreement”) is made on December 4, 2006 by and among:

(i)	Lionbridge Technologies, Inc, a company incorporated in the State of Delaware, United States of America and having its principal office at 1050 Winter Street, Waltham, Massachusetts 02451, United States of America (hereinafter referred to as the “Pledgor”);

(ii)	Wachovia Bank, National Association, a U.S. national banking association and having its principal office at One Wachovia Center, Charlotte, North Carolina 28288-0737, United States of America, in its capacity as Administrative Agent under the Credit Agreement (defined below), (hereinafter referred to as the “Pledgee”); and

(iii)	Lionbridge Mauritius Ltd., a company incorporated in Mauritius and having its registered office at IFS Court, TwentyEight, Cybercity, Ebene, Mauritius (hereinafter referred to as the “Company”).

WHEREAS,

A.	The Pledgor as of the date of this Agreement owns 20 Ordinary Shares of par value US$ 1 each in the capital of the Company.

B.	Pursuant to its obligations under the Credit Agreement, the Pledgor has agreed to pledge 65% of the shares it owns in the Company in favour of the Pledgee.

NOW, THEREFORE, the Pledgor, the Pledgee and the Company hereby agree as follows:

1.	Interpretation

1.1	Unless otherwise provided herein or repugnant to the context hereof, capitalised terms not defined in this Agreement shall bear the same meaning as in the Credit Agreement. In addition the following terms shall have the meaning set opposite to them:

Act	The Companies Act 2001 of Mauritius.

Agreement	This Share Pledge Agreement.

Borrowers	The Pledgor, the Irish Borrower, Lionbridge Holdings BV and Lionbridge of Europe B.V.

Certificate	The share certificate no. 2, dated December 4, 2006, issued by the Company to the Pledgor for the Pledged Shares.

Civil Code	The Civil Code of Mauritius.

Commercial Code	The Code de Commerce of Mauritius.

Credit Agreement	A credit agreement dated 1st
September 2005 (as amended, restated,
supplemented or otherwise modified) by and among
the Borrowers, the US Guarantors, the Foreign
Guarantors, the lenders from time to time party
thereto and the Pledgee, to which the Company
has joined by virtue of the Joinder Agreement.

Dutch Borrowers	Lionbridge Holdings BV and Lionbridge Global Solutions Holdings (Netherlands) B.V. (f/k/a Bowne Global Solutions Holdings (Netherlands) B.V.)

Foreign Guarantors	The Borrowers, the US Guarantors, Lionbridge Holdings Luxembourg S.A.R.L., Lionbridge Luxembourg S.A.R.L. and the Subsidiaries of the Irish Borrower and the Dutch Borrowers

Irish Borrower	Lionbridge International (f/k/a Lionbridge Technologies Ireland).

Joinder Agreement	An agreement dated December 4, 2006 between the Company, the Borrowers, the US Guarantors, the Foreign Guarantors and the Pledgee.

Lionbridge Holdings BV	Lionbridge Technologies Holdings B.V.

Pledged Collateral	The Certificate, and all dividends, interest
payments, cash, instruments and other property
from time to time received, receivable or
otherwise distributed in respect of or in
exchange for any or all of the Pledged Shares.

Pledged Shares	13 ordinary shares, numbered 8-20, held by the Pledgor in the Company.

Secretary	International Financial Services Limited, a company incorporated in the Republic of Mauritius and which acts as the secretary of the Company.

Secured Obligations	all the Credit Party Obligations of the Credit Parties, as defined in the Credit Agreement.

Transfer in Pledge	The document to be executed by the Pledgor, the Pledgee and the Secretary, in the form set out in Schedule 1 hereto.

US Guarantors	The Material Domestic Subsidiaries of the Pledgor

2.	Pledge

2.1	The Pledgor hereby pledges in favour of the Pledgee:

(i)	the Pledged Shares in accordance with Articles 92-6 to 92-11 of the Commercial Code (“Gage spécial au profit des institutions financiers”); and

(ii)	the Pledged Collateral in accordance with Titre Dix-Septième, Chapitre Premier of the Civil Code. For the purpose of Article 2074 of the Civil Code but without prejudice to the provisions of the Credit Documents, the value of the Secured Obligations shall be deemed to be US$ 175,000,000 (including interest, costs, commissions, etc.).

2.2	The pledges created pursuant to Clause 2.1 shall have first-ranking priority and are not subject to any prior ranking or pari passu ranking security except as required by law.

2.3	This Agreement secures the payment and discharge of the Secured Obligations.

3.	Continuing security interest

3.1	This Agreement shall create a continuing security interest in the Pledged Shares and Pledged Collateral and shall:

(i)	remain in full force and effect until payment in full or release of the Secured Obligations;

(ii)	be binding upon the Pledgor and its successors and assigns; and

(iii)	inure to the benefit of Pledgee and its successors and assigns.

3.2	The Pledgee may assign or otherwise transfer its rights and obligations under this Agreement to any person in accordance with the Credit Documents and such person shall thereupon become vested with all of the benefits in respect thereof granted to the Pledgee herein or otherwise.

3.3	Upon any such assignment or transfer, the Pledgee and the Company shall take all reasonable measures to make such assignment or transfer effective.

3.4	This Agreement shall remain in effect despite any amalgamation or merger (however effected) relating to the Pledgee; and references to the Pledgee shall include any assignee or successor in title of the Pledgee and any person who, under the laws of its jurisdiction of incorporation or domicile, has assumed the rights and obligations of the Pledgee under this Agreement or to which, under such laws, those rights and obligations have been transferred.

3.5	None of the rights or obligations of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Pledgee, and any such assignment or transfer shall be null and void.

4.	Perfection of Security

4.1	On the date hereof, the Pledgor shall:

(i)	deliver the Certificate to be held by or on behalf of the Pledgee pursuant hereto; and

(ii)	deliver to the Pledgee a stock transfer form, duly executed in blank on behalf of the Pledgor and left undated, in the format set out in Schedule 2 hereto.

4.2	The Pledgor, the Pledgee and the Secretary shall execute the Transfer in Pledge and the Pledgor shall forthwith cause the Transfer in Pledge to be duly inscribed in the register of pledges of the Company in accordance with Section 86 of the Act. The Pledgor shall within two days of the date hereof deliver to the Pledgee a certificate signed by the Secretary in the form set out in Schedule 3 hereto.

4.3	The Pledgor shall promptly after the date hereof (and in any event within 21 days of the date hereof) cause this Agreement to be duly registered with the office of the Registrar General of Mauritius and shall thereafter promptly deliver the duly registered Agreement to the Pledgee.

4.4	The Pledgor shall promptly after the date hereof serve or caused to be served on the Company, by registered post, a copy of this Agreement and the Company shall, within seven days of the date hereof, deliver to the Pledgee an acknowledgment of such service in the form set out in Schedule 4 hereto.

        .

5.	Representations and Warranties

5.1	The Pledgor represents and warrants as follows:

(i)	the Pledgor:

(a)	is a corporation duly incorporated and validly existing in the jurisdiction of its incorporation, and

(b)	has all requisite power and authority to execute, deliver and perform this Agreement;

(ii)	the execution, delivery and performance by the Pledgor of this Agreement have been duly authorized by all necessary action, and do not and will not contravene its charter, bylaws, or any applicable law or any material contractual restriction binding on or affecting it or any of its properties;

(iii)	the Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable and the holder thereof is not entitled to any pre-emptive, first refusal or other similar rights;

(iv)	the Pledgor is the legal and beneficial owner of the Pledged Shares free and clear of all encumbrances, except for the security created by this Agreement;

(v)	the Pledged Shares constitute sixty-five percent (65%) of the capital of the Company;

(vi)	the Pledgor has not sold or disposed of and will not sell or dispose of, the benefit of all or any of its rights, title and interest in the Pledged Shares and Pledged Collateral;

(vii)	the exercise by the Pledgee of any of its rights and remedies in accordance with the terms of this Agreement will not contravene any law or any contractual restriction binding on or affecting Pledgor or any of the properties of Pledgor;

(viii)	except as specified in Clause 4 above or as may be required pursuant to any sale of any Pledged Shares by laws affecting the offering and sale of securities generally, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required to be obtained or made by Pledgor for:

(a)	the due execution, delivery and performance by Pledgor of this Agreement;

(b)	the grant by Pledgor, or the perfection, of the security created hereby in the Pledged Collateral; or

(c)	the exercise by the Pledgee of any of its rights and remedies hereunder;

(ix)	this Agreement will, after the steps set out in Clause 4 above have been taken, create a legal, valid and binding pledge in the Pledged Shares and the Pledged Collateral as effective security for the Secured Obligations;

(x)	the execution by the Pledgor of this Agreement constitutes, and the exercise by it of its rights and performance of its obligations hereunder, will constitute private and commercial acts performed for private and commercial purposes;

(xi)	the Pledgor will not be entitled to claim immunity from suit, execution, attachment or other legal process in any proceedings taken in its jurisdiction of incorporation in relation to this Agreement;

(xii)	the constitution of the Company does not contain any restriction on the creation of the pledge and/or the transfer of the Pledged Shares pursuant to this Agreement at any time in future and that it shall not make or authorise any amendment to the constitution of the Company in this regard without the written consent of the Pledgee;

(xiii)	no litigation, arbitration or administrative proceeding is current or pending or, so far as it is aware, threatened to restrain the entry into exercise of its rights (if any) under and/or performance or enforcement of or compliance with its obligation under, or the creation of the security expressed to be created by this Agreement;

(xiv)	no meeting has been convened for the winding up of the Company and no such steps are intended by the Company; and no petition/s is/are outstanding for any such winding-up; and

(xv)	each of the warranties and representations made by it in this Agreement are and will be correct and complied with in all respects on the date of this Agreement and also at all times thereafter so long as the Secured Obligations have not been duly and irrevocably discharged in full, as if repeated by reference to then existing circumstances.

5.2	Until the Secured Obligations are paid in full in cash, the Pledgor shall, unless the Pledgee shall otherwise consent in writing:

(i)	keep adequate records concerning the Pledged Shares and permit the Pledgee or any agents, designees or representatives thereof at any time or from time to time during regular business hours to examine and make copies of and abstracts from such records;

(ii)	pay all calls or other payments, due in respect of the Pledged Shares;

(iii)	at Pledgor’s expense, promptly deliver to the Pledgee a copy of each notice or other communication received by it in respect of the Pledged Shares and Pledged Collateral;

(iv)	at Pledgor’s expense, defend the Pledgee’s right, title and interest in and to the Pledged Shares and Pledged Collateral against any third-party claim;

(v)	at Pledgor’s expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Pledgee may reasonably request in order to:

(a)	perfect and protect, or maintain the perfection of, the security created hereby,

(b)	enable the Pledgee to exercise and enforce its rights and remedies hereunder in respect of the Pledged Shares and Pledged Collateral or

(c)	otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Pledgee, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Shares and Pledged Collateral;

(vi)	not create, grant or suffer to exist any security interest or any restriction on the ability to transfer or realise, all or any part of the Pledged Shares and Pledged Collateral, except for the security created hereby or as permitted by any Credit Document;

(vii)	not make or consent to any amendment or other modification or waiver with respect to any Pledged Shares and Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Shares and Pledged Collateral other than pursuant to or as permitted by any Credit Document;

(viii)	not permit the issuance of:

(a)	any additional shares of any class of capital stock, membership interests or other equity securities of the Company;

(b)	any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, membership interests or other equity securities, or

(c)	any warrants, options, contracts or other commitments entitling any person to purchase or otherwise acquire any such shares of capital stock, membership interests or other equity securities; and

(ix)	not take or knowingly fail to take any action which would in any manner impair the value or enforceability of the Pledgee’s security interest in any Pledged Shares and Pledged Collateral;

(x)	in case the Pledgee exercises its right to sell the Pledged Shares in accordance with Clause 8.1, the Pledgor shall procure that:

(a)	the share register of the Company shall be amended in accordance with the Act to record such sale; and

(b)	the Company shall issue one or more share certificate (as requested) to the transferee of the Pledged Shares.

6.	Voting Rights, Dividends

6.1	So long as no Event of Default shall have occurred and be continuing:

(i)	the Pledgor may exercise all voting and other consensual rights pertaining to the Pledged Shares for any purpose not inconsistent with the terms of the Credit Documents, provided, however, that the Pledgor will not exercise or refrain from exercising any such right, as the case may be, if such action (or inaction) could reasonably be expected to have a Material Adverse Effect.

(ii)	the Pledgor may receive and retain any dividends, interest payments or other distributions paid in respect of the Pledged Shares to the extent permitted by Credit Documents provided however that any and all:

(a)	dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Shares and Pledged Collateral;

(b)	dividends and other distributions paid or payable in cash in respect of any Pledged Shares and Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and

(c)	cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Shares and Pledged Collateral, together with any dividend, interest payment or other distribution which at the time of such dividend, interest payment or other distribution was not permitted by the Credit Documents, shall forthwith be delivered to the Pledgee to hold as Pledged Collateral and shall, if received by Pledgor, be received in trust for the benefit of the Pledgee, shall be segregated from the other property or funds of Pledgor, and shall be forthwith delivered to the Pledgee in the exact form received to be held by the Pledgee as Pledged Collateral and as further collateral security for the Secured Obligations.

(iii)	Upon the occurrence and during the continuation of an Event of Default:

(a)	all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain shall, upon notice to the Pledgor from the Pledgee, cease and all such rights shall become vested in the Pledgee which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest payments, distributions or other payments and exercise (or refrain from exercising) the powers and rights conferred on or exercisable by the legal and beneficial owner of the Pledged Shares and Pledged Collateral in the manner and on the terms as the Pledgee thinks fit and, any proceeds of such action shall form part of the Pledged Shares and Pledged Collateral; and

(b)	all dividends, distributions, interest and other payments which are received by Pledgor contrary to the provisions hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other funds of Pledgor, and shall be forthwith paid over to the Pledgee as Pledged Collateral in the exact form received to be held by the Pledgee as Pledged Collateral and as further collateral security for the Secured Obligations.

7.	Power of Attorney

7.1	To the maximum extent permitted by applicable law, the Pledgor hereby irrevocably appoints the Pledgee, upon the occurrence of and during the continuance of an Event of Default, as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee’s discretion, to take any action and to execute any instrument that the Pledgee may deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Shares and Pledged Collateral and to give full discharge for the same.

7.2	If Pledgor fails to perform any agreement or obligation contained herein, the Pledgee itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Pledgee reasonably incurred in connection therewith shall be payable by Pledgor and shall be secured by the Pledged Shares and Pledged Collateral.

7.3	The powers conferred on the Pledgee hereunder are solely to protect its interest in the Pledged Shares and Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Shares and Pledged Collateral in its possession and the accounting for monies actually received by it hereunder, the Pledgee shall have no duty as to any Pledged Shares and Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Shares and Pledged Collateral and shall be relieved of all responsibility for the Pledged Shares and Pledged Collateral upon surrendering it or tendering surrender of it to Pledgor. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Shares and Pledged Collateral in its possession if the Pledged Shares and Pledged Collateral are accorded treatment substantially equal to that which the Pledgee accords its own property, it being understood that the Pledgee shall not have responsibility for:

(i)	ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Shares and Pledged Collateral, whether or not the Pledgee has or is deemed to have knowledge of such matters; or

(ii)	taking any necessary steps to preserve rights against any parties with respect to any Pledged Shares and Pledged Collateral.

8.	Remedies

8.1	If any Event of Default shall have occurred, the Pledgee may in addition to any other rights and remedies provided for herein or otherwise available to it, sell the Pledged Shares by completing the stock transfer form received by the Pledgee pursuant to Clause 4.1(ii) above. For the avoidance of doubt, the Pledgee shall not be under any obligation to notify the Pledgor prior to the sale of the Pledged Shares or to seek the authorisation of, or an order from, any court or judicial or similar authority or to make any publication prior to such sale.

8.2	All cash proceeds received by the Pledgee in respect of any sale of the Pledged Shares shall be applied to the costs of such sale and to the satisfaction of the Secured Obligations in accordance with the terms of the Credit Agreement.

8.3	Any surplus held by the Pledgee after satisfaction in full of the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

8.4	If any of the Secured Obligations is due and payable but not paid or discharged on demand or if the Pledgor has breached any provision of this Agreement or any other Credit Document or in the case of any other Event of Default, the Pledgee may appoint any person to be a receiver and manager of the Pledged Shares and/or Pledged Collateral or any part thereof and may in like manner from time to time remove any receiver and manager so appointed and appoint another in his stead.

8.5	A receiver and manager so appointed shall be the agent of the Pledgor and the Pledgor shall alone be liable for his acts and defaults and remuneration and he shall have authority and be entitled to exercise the powers hereinafter set forth and to do all such acts and things which a receiver and manager lawfully may or can do which may be necessary for or considered to be incidental or conductive to the carrying on of the business of the Pledgor including the raising of money with the consent of the Pledgee on the security of the Pledged Shares and/or Pledged Collateral or without security and generally to take possession of and collect all or part of the Pledged Shares and/or Pledged Collateral and for that purpose to take proceedings in the name of the Pledgor to sell all or any part of the Pledged Shares and/or Pledged Collateral and to make any compromises.

8.6	No purchaser, mortgagor, mortgagee or other person or company dealing with the Pledgee or any receiver and manager or with their attorneys or agents shall be concerned to enquire whether the powers exercised or purported to be exercised have been exercisable or whether any money remains due on the security of this Agreement or as to the necessity or expediency of the stipulations and conditions subject to which any sale shall have been made or otherwise as to the propriety or regularity of such sale, calling in, collection or conversion or to see to the application of any money paid to the Pledgee or such receiver and manager and in the absence of mala fides on the part of such purchaser, mortgagor, mortgagee or other person or company, such dealing shall be deemed in so far as regards the safety and protection of such purchaser, mortgagor, mortgagee person or company to be within the powers hereby conferred and to be valid and effectual accordingly.

9.	Security Interests Absolute

9.1	The obligations of the Pledgor under this Agreement are independent of the Secured Obligations and a separate action or actions may be brought and prosecuted against the Pledgor to enforce this Agreement, irrespective of whether any action is brought against the Credit Parties or any other party or whether the Pledgor is joined in any such action or actions.

9.2	All the rights of the Pledgee and all obligations of the Pledgor hereunder shall be absolute and unconditional, irrespective of:

(i)	any lack of validity or enforceability of any other Credit Document or any agreement or instrument relating thereto;

(ii)	any change in the time, manner or place of payment of, or in any other term of, all and any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any other Credit Document;

(iii)	any taking, exchange, release or non-perfection of any other collateral, or any taking, release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

(iv)	any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or any other disposition of any collateral for all or any of the Secured Obligations;

(v)	any other circumstance that might otherwise constitute a defence available to, or a discharge of, the Pledgor or a third party grantor of a security interest.

10.	Indemnity and Expenses

10.1	The Pledgor shall indemnify and hold harmless the Pledgee (and all of its officers, directors, employees, attorneys, consultants and agents) from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs and expenses (including, without limitation, legal fees and disbursements of counsel) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except, as to any such indemnified Person, claims, losses or liabilities resulting solely and directly from such Person’s gross negligence or wilful misconduct as determined by a final judgment of a court of competent jurisdiction.

10.2	Pledgor agrees to pay to the Pledgee upon demand the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Pledgee’s counsel and of any experts and agents, which the Pledgee may incur in connection with:

(i)	the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement;

(ii)	the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Shares and Pledged Collateral;

(iii)	the exercise or enforcement of any of the rights of the Pledgee hereunder; or

(iv)	the failure by Pledgor to perform or observe any of the provisions hereof.

11.	Discharge of Security

11.1	Upon the payment in full in cash of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted until the date falling one year after the payment in full of the Secured Obligations):

(i)	this Agreement and the security created hereby shall terminate and all rights to the Pledged Shares and Pledged Collateral shall revert to the Pledgor; and

(ii)	the Pledgee will, upon the Pledgor’s request and at the Pledgor’s expense:

(a)	return to the Pledgor such of the Pledged Shares and the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof and;

(b)	execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

12.	Governing Law and Jurisdiction

12.1	This Agreement shall be governed by and construed in accordance with the laws of Mauritius.

12.2	For the purpose of this Agreement, the parties submit to jurisdiction of the Courts of Mauritius.

13.	Waiver

13.1	No failure or delay on the part of Pledgee in exercising any right, power or privilege under this Agreement and no course of dealing between the Pledgor and the Pledgee shall operate as a waiver thereof.

14.	Severability

14.1	Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.	Company Acknowledgment

15.1	The Company hereby acknowledges the existence of this Agreement and agrees / undertakes:

(i)	that it has no objection to the terms hereof;

(ii)	that this Agreement shall be recorded in the books of the Company;

(iii)	upon receipt of notice of the occurrence of an Event of Default from the Pledgee (which may be relied upon by the Company without any enquiry that the security created by this Agreement has become enforceable, until otherwise ordered by a competent Court of Law):

(a)	to pay directly to the Pledgee, or to any person nominated by the Pledgee, all amounts payable in respect of the Pledge Shares and Pledged Collateral;

(b)	unless otherwise notified by the Pledgee, to treat the Pledgee as the owner of the Pledged Shares and Pledged Collateral and as the only person entitled to deal with the Pledged Shares and Pledged Collateral (provided that the Pledgee shall not be liable to perform any obligations of the Pledgor in respect of the Pledged Shares and Pledged Collateral).

(iv)	to maintain its corporate existence and its right to carry on its business or operations as contemplated by this Agreement until the Secured Obligations shall have been satisfied in full;

(v)	that the Pledgor is liable to perform all obligations assumed by it as owner of the Pledged Shares and Pledged Collateral; and

(vi)	it shall record in its share register the transfer of any Pledged Shares sold by the Pledgee pursuant to Clause 8.1 and it shall issue a certificate to the transferee of the Pledged Shares.

16.	Communications

16.1	Any communication to be made under or in connection with this Agreement shall be in accordance with the procedure set out in Clause 9.2 of the Credit Agreement.

This Agreement has been made in 3 originals.

Signature pages follow

IN WITNESS WHEREOF, the Parties have caused this Agreement to be fully executed and delivered as of the date first above written.

LIONBRIDGE TECHNOLOGIES, INC. (“Pledgor”)

By: Name: Title:	/s/Rory J. Cowan Rory J. Cowan President and Chief Executive Officer

LIONBRIDGE MAURITIUS LTD. (“Company”)

By: Name: Title:	/s/Stephen J. Lifshatz Stephen J. Lifshatz Director

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (“Pledgee”)

By: Name: Title:	/s/ Mark B. Felker Mark B. Felker Managing Director, Wachovia Bank, National Association

Schedule 1: Transfer in the Register of Pledges

LIONBRIDGE MAURITIUS LTD.

(the “Company”)

Transfer in the Register of Pledges

(Section 86 of the Companies Act 2001)

Inscription of a transfer in the register of pledges subject to the terms of a Share Pledge Agreement executed on December 4, 2006 by Lionbridge Technologies Inc., as Pledgor, in favour of Wachovia Bank, National Association, as Administrative Agent and Pledgee, pursuant to Section 86 of the Companies Act 2001.

It is hereby recorded and inscribed that the Pledgor has pledged 13 Ordinary Shares of par value one US Dollar (US$ 1.00) each evidenced by share certificate number 2 in favour of Wachovia Bank, National Association, as Administrative Agent and Pledgee, to secure all the Credit Party Obligations as defined in the Credit Agreement (the “Credit Agreement”) dated 1st September 2005 by and among the Pledgor, Lionbridge International, Lionbridge Technologies Holdings B.V., Lionbridge of Europe B.V., the Material Domestic Subsidiaries of the Pledgor, Lionbridge Holdings Luxembourg S.A.R.L., Lionbridge Luxembourg S.A.R.L. and the Subsidiaries of the Irish Borrower and the Dutch Borrowers, the lenders from time to time party thereto and the Pledgee, to which the Company has joined by virtue of a joinder agreement dated December 4, 2006. Capitalised terms used herein shall, unless the context otherwise requires, shall have the same meaning as in the Credit Agreement.

Signature pages follow

IN WITNESS WHEREOF the above has been inscribed in the register of pledges of the Company.

LIONBRIDGE TECHNOLOGIES, INC (“PLEDGOR”)

By:	—
Name:	—

LIONBRIDGE MAURITIUS LTD (“COMPANY”)

By:	—
Name:	—

On behalf of International Financial Services Limited, Secretary

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (“PLEDGEE”)

By:	—
Name:	—

Schedule 2: Format of Stock Transfer Form

TRANSFER OF SHARES

We, Lionbridge Technologies Inc, (the “Transferor”) of 1050 Winter Street, Waltham, MA 02451, USA , in consideration for the sum of USD      paid to us by      (the “Transferee”) of      do hereby transfer to the Transferee 13 Ordinary shares each of USD 1.00 each, numbered 8-20, all fully paid in the undertaking called Lionbridge Mauritius Ltd. to hold unto the Transferee, its executors, administrators, successors and assigns, subject to the several conditions on which we held the same at the time of the execution of this transfer, and we, the Transferee, do hereby agree to take the said shares subject to the same conditions.

The Transferor and the Transferee hereby certify that the Company does not reckon among its assets any freehold or leasehold immovable property in Mauritius or shares in any partnership which reckons among its assets such property or shares that the partnership holds in any other partnership or successive partnerships which reckons amongst its assets such property.

TRANSFEROR	TRANSFEREE
..............................................
Name: ........................	Name: ..........................
For and on behalf of:	For and on behalf of:
Lionbridge Technologies, Inc.
Date:	Date:

Schedule 3: Certificate of inscription of Transfer of Pledge

LIONBRIDGE MAURITIUS LTD.
(the “Company”)

Wachovia Bank, National Association
One Wachovia Center
Charlotte
North Carolina 28288-0737
United States of America

[*] 2006

Sirs,

We refer to the Share Pledge Agreement (the “Agreement”) dated December 4, 2006 between Lionbridge Technologies, Inc as Pledgor, yourselves as Pledgee and the Company. Capitalised terms used in this letter shall have the same meaning as in the Agreement.

We confirm, as the secretary of the Company, that the Transfer in Pledge has, in accordance with Clause 4.2 of the Agreement and Section 86 of the Act, been duly inscribed in the register of pledges of the Company.

Yours faithfully,

Name:
For and on behalf of International Financial Services Limited

Schedule 4: Acknowledgment of service of Agreement on Company

LIONBRIDGE MAURITIUS LTD.
(the “Company”)

Wachovia Bank, National Association
One Wachovia Center
Charlotte
North Carolina 28288-0737
United States of America

[*] 2006

Sirs,

We refer to the Share Pledge Agreement (the “Agreement”) dated December 4, 2006 between Lionbridge Technologies, Inc. as Pledgor, yourselves as Pledgee and the Company. Capitalised terms used in this letter shall have the same meaning as in the Agreement.

On behalf of the Company, I confirm, in accordance with Clause 4.4 of the Agreement, that the Pledgor has caused to be served on the Company by registered post a copy of the Agreement. This letter shall constitute an “accusé de réception” in accordance with Article 2075 of the Civil Code.

Yours faithfully,

Name:
Director of the Company